UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2025

Gain Therapeutics, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2025, Gain Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation, as underwriter (the “Underwriter”), relating to the offering, issuance and sale of an aggregate of (i) 4,501,640 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) warrants to purchase 2,250,820 shares of Common Stock (the “Warrants” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”) for aggregate gross proceeds of approximately $7.0 million (the “Offering”). The Warrants were offered and sold at the rate of one Warrant to purchase one share of Common Stock for every two shares of Common Stock purchased in the Offering. The public offering price for each set of two shares of Common Stock and accompanying Warrant to purchase one share of Common Stock was $3.11 per set of securities, yielding an effective price of $1.55 per share and $0.01 per Warrant.

The Warrants will have an exercise price of $1.65 per share, subject to adjustment as provided for therein, will be exercisable immediately and will be exercisable for a period of five years from the closing of the Offering. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares to the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

The net proceeds to the Company from the Offering are expected to be approximately $6.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-265061) that was initially filed on May 18, 2022, and amended on May 23, 2022, and declared effective on June 1, 2022 (the “Registration Statement”) by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

Pursuant to the Underwriting Agreement, the Company granted to the Underwriter, an option, exercisable not later than 30 days after the date of the Underwriting Agreement, to purchase from the Company up to an additional 675,246 shares of Common Stock and/or additional Warrants to purchase up to 337,623 shares of Common Stock, representing up to fifteen percent (15%) of the shares of Common Stock and Warrants sold in the Offering, for the purpose of covering over-allotments of such securities, if any.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the ninety (90) day period following the date of the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Upon the closing of the Offering, the Company agreed to issue to the Underwriter, or its designees, warrants (the “Underwriter’s Warrants”) to purchase up to 315,115 shares of Common Stock, or 7% of the total number of shares sold in the Offering, or up to an aggregate of 362,382 shares of Common Stock if the Underwriter exercises in full its option to purchase additional securities. The Underwriter’s Warrants will be exercisable at an exercise price of $1.94 per share and will be exercisable during the four-and-one-half year period commencing six months after the date of the Underwriting Agreement. The Underwriter’s Warrants provide for piggyback registration rights expiring five (5) years from the date of the Underwriting Agreement.

The Company will also enter into a warrant agent agreement with the Company’s transfer agent, Pacific Stock Transfer Company (the “Warrant Agent”), which will act as warrant agent for the Company, setting forth certain terms and conditions with respect to the Warrant Agent’s service as warrant agent for the Warrants (the “Warrant Agent Agreement”).

The Offering is expected to close on or about July 17, 2025, subject to the satisfaction of customary closing conditions.

The foregoing description of the Underwriting Agreement, the Warrants, the Underwriter’s Warrants and the Warrant Agent Agreement is not complete and is subject to, and qualified in its entirety by, reference to the full text of the Underwriting Agreement, the form of Warrant, the form of Underwriter’s Warrant and the form of Warrant Agent Agreement, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The opinion of Lowenstein Sandler LLP regarding the validity of the securities to be issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Underwriter’s Warrants is hereby incorporated by reference into this Item 3.02. The offer and sale of the Underwriter’s Warrants have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On July 15, 2025, the Company issued a press release regarding the launch of the Offering (the “Launch Press Release”). On July 16, 2025, the Company issued a press release announcing that it had priced the Offering (the “Pricing Press Release”). Copies of the Launch Press Release and the Pricing Press Release are furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its annual report on Form 10-K filed with the SEC on March 27, 2025, the preliminary prospectus supplement filed with the SEC on July 15, 2025, and the final prospectus supplement to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement, dated July 16, 2025, by and between Gain Therapeutics, Inc. and Newbridge Securities Corporation.
4.1*	Form of Warrant.
4.2*	Form of Underwriter’s Warrant.
4.3*	Form of Warrant Agent Agreement, by and between Gain Therapeutics, Inc. and Pacific Stock Transfer Company.
5.1*	Opinion of Lowenstein Sandler LLP.
23.1*	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).
99.1**	Launch Press Release, dated July 15, 2025.
99.2**	Pricing Press Release, dated July 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed Herewith

** Exhibit is being furnished as part of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Date: July 17, 2025	By:	/s/ Gene Mack
	Name:	Gene Mack
	Title:	Chief Executive Officer